  Exhibit 99.1

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Gary T. Holtzer
Sunny Singh

Attorneys for Debtors
and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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:
In re	:	Chapter 11
:
FUSION CONNECT, INC., et al.,	:	Case No. 19-11811 (SMB)
:
Debtors.1	:	(Jointly Administered)
:
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NOTICE OF ELECTION TO PURSUE REORGANIZATION
TRANSACTION AND TERMINATION OF U.S. SALE PROCESS

PLEASE TAKE NOTICE THAT:

1. On June 3, 2019 (the “Commencement Date”), Fusion Connect, Inc. and its debtor subsidiaries, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) entered into that certain Restructuring Support Agreement (the “RSA”) with an ad hoc group of first lien lenders (collectively, the “Consenting First Lien Lenders”) holding approximately seventy percent (70%) of the total amount outstanding under that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018 (the “Prepetition First Lien Loans”).
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1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Fusion Connect, Inc. (2021); Fusion BCHI Acquisition LLC (7402); Fusion NBS Acquisition Corp. (4332); Fusion LLC (0994); Fusion MPHC Holding Corporation (3066); Fusion MPHC Group, Inc. (1529); Fusion Cloud Company LLC (5568); Fusion Cloud Services, LLC (3012); Fusion CB Holdings, Inc. (6526); Fusion Communications, LLC (8337); Fusion Telecom, LLC (0894); Fusion Texas Holdings, Inc. (2636); Fusion Telecom of Kansas, LLC (0075); Fusion Telecom of Oklahoma, LLC (3260); Fusion Telecom of Missouri, LLC (5329); Fusion Telecom of Texas Ltd., L.L.P. (8531); Bircan Holdings, LLC (2819); Fusion Management Services LLC (5597); and Fusion PM Holdings, Inc. (2478). The principal executive office of the Debtors is located at 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339.

2. On July 1, 2019, the Debtors filed the Joint Chapter 11 Plan of Fusion Connect, Inc. and Its Subsidiary Debtors (ECF No. 146) (the “Plan”).

3. On July 3, 2019, the Court entered the Order (I) Approving (A) Bidding Procedures and (B) Assumption and Assignment Procedures and (II) Granting Related Relief (ECF No. 164) (the “Bidding Procedures Order”) authorizing the Debtors to solicit bids for the Debtors’ U.S. and Canadian businesses pursuant to the procedures set forth therein. Pursuant to the Bidding Procedures Order, the deadline for parties to submit non-binding indications of interest was July 16, 2019.

4. The Debtors and their advisors have evaluated the indications of interest received and communicated with numerous potential bidders. Based on this analysis, and with the support of each of the Consultation Parties (as defined in the Bidding Procedures Order), the Debtors have decided to terminate the sale process with respect to their U.S. business.2 Accordingly, the Debtors will be pursuing a Reorganization Transaction (as defined in the Plan). Pursuant to the Reorganization Transaction embodied in the Plan, the New Equity Interests will be distributed to holders of Allowed First Lien Claims (each as defined in the Plan).
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The Debtors will continue to pursue the sale process with respect to their Canadian business.

5. Pursuant to the RSA, the Requisite First Lien Lenders (as defined in the RSA) consent to the Debtors’ decision to terminate the Debtors’ sale and marketing process for the Debtors’ U.S. business and pursue the Reorganization Transaction.

Dated:
August 27, 2019
New York, New York

/s/ Sunny Singh
Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Gary T. Holtzer Sunny Singh Attorneys for Debtors and Debtors in Possession